As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-264117

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINETIK HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4675947
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 621-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jamie Welch

Chief Executive Officer and President

Kinetik Holdings Inc.

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 621-7330

(Address, including zip code, and telephone number, including area code, of agent for service)

Todd Carpenter General Counsel Kinetik Holdings Inc. 2700 Post Oak Blvd., Suite 300 Houston, Texas 77056 (713) 621-7330	Douglas E. McWilliams Scott D. Rubinsky Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PART I

EXPLANATORY NOTE

On April 4, 2022, Kinetik Holdings Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-264117) (the “Original Registration Statement”) with the Securities and Exchange Commission relating to 15,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”). The Original Registration Statement became effective upon filing.

On May 19, 2022, the Company announced a stock split with respect to its Class A common stock and Class C common stock, par value $0.0001 per share (“Class C common stock”) in the form of a stock dividend (the “Stock Split”). The Stock Split was accomplished by distributing one additional share of Class A common stock for each share of Class A common stock outstanding and one additional share of Class C common stock for each share of Class C common stock outstanding. The additional shares of common stock were issued on June 8, 2022 to holders of record at the close of business on May 31, 2022. Pursuant to Rule 416(a) under the Securities Act of 1933, the number of shares of Class A common stock covered by the Original Registration Statement was adjusted to 30,000,000 in connection with the Stock Split.

Effective July 12, 2024, the Company appointed a new administrator for the Plan. Information concerning the operation of the Plan is provided in the definitive prospectus filed as part of this Post-Effective Amendment No. 1 to the Original Registration Statement (this “Amendment”). The prospectus included in the Original Registration Statement is hereby amended to (i) provide updated information in respect of the manner in which the Plan operates and identify the new administrator of the Plan and (ii) include treasury shares as a source of shares that may be purchased under the Plan. No new shares are being registered pursuant to this Post-Effective Amendment No. 1 or have been added to the Plan. The registration fees with respect to the shares of Class A common stock registered under the Original Registration Statement were paid at the time of the original filing of the registration statement.

The text of the prospectus, as amended, is set forth below.

PROSPECTUS

KINETIK HOLDINGS INC.

DIVIDEND REINVESTMENT PLAN

30,000,000 shares of Class A Common Stock

This prospectus relates to 30,000,000 shares of Class A common stock, $0.0001 par value per share (“Class A common stock”), Kinetik Holdings Inc. (the “Company”) reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”). The Plan provides holders of shares of Class A common stock of the Company and the unitholders in Kinetik Holdings LP, a Delaware limited partnership and subsidiary of the Company (“Kinetik OpCo”), with a convenient method to reinvest dividends with respect to our Class A common stock and cash distributions with respect to common units in Kinetik OpCo (“Common Units”) in, within the limits of the Plan, shares of Class A common stock without payment of any brokerage commissions or service charges. If you are a beneficial owner of our Class A common stock and you are participating through your broker, you should consult your broker to confirm there are no service fees charged by your broker. The Class A common stock may be newly issued shares or treasury shares purchased directly from the Company.

Participants in the Plan may have at least 20% of the cash dividends on their shares or cash distributions on their common units, as applicable, automatically reinvested in shares of Class A common stock.

The price of Class A common stock if purchased directly from the Company will be a dollar amount per share for each dividend payment date equal to 97% of the volume-weighted average price per share of Class A common stock on the principal national securities exchange or automated or electronic quotation system on which shares of Class A common stock are then listed or admitted to trading, as reported by Bloomberg L.P., or its successor, for the five trading days immediately preceding, but excluding, the applicable dividend payment date.

Our Class A common stock is listed on the New York Stock Exchange and trades under the ticker symbol “KNTK”.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any state where offers or sales are not permitted.

The date of this prospectus is July 12, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our Class A common stock offered under the Dividend Reinvestment Plan (the “Plan”). This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information regarding Kinetik Holdings Inc. (the “Company”), the Plan, and the shares of Class A common stock offered under the Plan. Before making a decision to invest in shares of Class A common stock, you should carefully read this prospectus, especially the sections entitled “Risk Factors” on page 8 and “Where You Can Find More Information; Incorporation by Reference” beginning on page 2.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company”, “Kinetik”, “we”, “us”, “our” and similar terms refer to Kinetik Holdings Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.kinetik.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of the offered securities are filed as exhibits to the registration statement or are incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year December 31, 2023, filed with the SEC on March  5, 2024, including those portions of our definitive proxy statement on Schedule 14A, filed on April 8, 2024, incorporated by reference therein.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

•

Our Current Reports on Form 8-K filed with the SEC on February 6, 2024, March 5, 2024, March 15, 2024, April 8, 2024, May 13, 2024, May 23, 2024, June 7, 2024 and June 28, 2024 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).

•

The description of our Class A common stock as set forth in our Registration Statement on  Form 8-A, filed with the SEC on October 11, 2022, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendments or reports filed for the purpose of updating such description, including  Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request a free copy of any of the documents incorporated by reference in this prospectus, but not delivered with the prospectus, by writing or telephoning us at the following address:

Kinetik Holdings Inc.

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

Attn: General Counsel

Telephone: (713) 621-7330

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The information in this prospectus and the documents incorporated by reference herein contain various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “prospect,” “should,” “would,” or similar terminology. The absence of these words does not mean that a statement is not forward looking. Although we believe that the expectations reflected in such forward-looking statements are reasonable under the circumstances, we can give no assurance that such expectations will prove to have been correct. Key factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about::

•	the market prices of oil, natural gas, NGLs and other products or services;

•	competition from other pipelines, terminals or other forms of transportation and competition from other service providers for gathering system capacity and availability;

•	production rates, throughput volumes, reserve levels and development success of dedicated oil and gas fields;

•	our future financial condition, results of operations, liquidity, compliance with debt covenants and competitive position;

•	our future revenues, cash flows and expenses;

•	our access to capital and our anticipated liquidity;

•	our future business strategy and other plans and objectives for future operations;

•	the amount, nature and timing of our future capital expenditures, including future development costs;

•	risks related to the acquisition of Durango Permian, LLC, including the risk that we may fail to realize the expected benefits of the acquisition;

•	risks related to the divestiture of our interest in the Gulf Coast Express Pipeline;

•	the risks associated with potential acquisitions, divestitures, new joint ventures or other strategic opportunities;

•	the recruitment and retention of our officers and personnel;

•	the likelihood of success of and impact of litigation and other proceedings, including regulatory proceedings;

•	our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•	the impact of federal, state and local political, regulatory and environmental developments where we conduct our business operations;

•	the occurrence of an extreme weather event, terrorist attack or other event that materially impacts project construction and our operations, including cyber or other operational electronic systems;

•	our ability to successfully implement, execute and achieve our sustainability goals and initiatives;

•	the realizability and valuation allowance assessment of our net deferred tax asset position;

•

general economic and political conditions, including the armed conflicts in Ukraine, Israel and the Gaza Strip and elsewhere in the Middle East, the impact of continued inflation, central bank policy actions and other factors;

•

other factors disclosed in “Part I, Item 1A. — Risk Factors” and “Forward-Looking Statements and Risk” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 5, 2024.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

These risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference therein. This summary is not complete and does not contain all of the information that you should consider before buying our shares in this offering. You should read this entire prospectus carefully, including the section entitled “Risk Factors” on page 8 of this prospectus and all other information, including our consolidated financial statements and the related notes, that are included or incorporated by reference in this prospectus before you decide to purchase shares of our Class A common stock.

About the Company

We are an integrated midstream energy company in the Permian Basin providing comprehensive gathering, transportation, compression, processing, and treating services. Our core capabilities include a variety of service offerings including natural gas gathering, transportation, compression, treating and processing; NGLs stabilization and transportation; produced water gathering and disposal; and crude oil gathering, stabilization, storage and transportation. We have approximately 2.2 Bcf/day of cryogenic natural gas processing capacity strategically located near the Waha Hub in West Texas. As measured by processing capacity, we are the third largest natural gas processor in the Delaware Basin and fourth largest across the entire Permian Basin. In addition, we have equity interests in three long-term contracted pipelines transporting natural gas, NGLs, and crude oil from the Permian Basin to the Gulf Coast.

We have two reportable segments which are strategic business units with various products and services. The Midstream Logistics segment operates under three service offerings, 1) gas gathering and processing, 2) crude oil gathering, stabilization and storage services and 3) produced water gathering and disposal. The Pipeline Transportation segment consists of three equity method investment pipelines originating in the Permian Basin with various access points to the U.S. Gulf Coast, as well as Kinetik NGL and Delaware Link Pipelines. The pipelines transport crude oil, natural gas and NGLs within the Permian Basin and to the U.S. Gulf Coast.

Our Organizational Structure

We are organized in an “Up-C” structure in which our business and subsidiaries are held by Kinetik Holdings LP (“Kinetik OpCo”) and our only direct assets are the ownership of the non-economic general partner interest and an approximate 38% limited partner interest in Kinetik OpCo. The remaining limited partner interests in Kinetik OpCo are held by BCP Raptor Aggregator, LP, a Delaware limited partnership and a controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Aggregator”), BX Permian Pipeline Aggregator LP, a Delaware limited partnership and a controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Permian” and, together with BX Aggregator, the “BX Holders”), Buzzard Midstream LLC, a Delaware limited liability company and a controlled affiliate of ISQ Global Infrastructure Fund II L.P. (“ISQ”), Durango Midstream LLC, an affiliate of Morgan Stanley Equity Partners (“Durango”), and certain members of management (together with the BX Holders, ISQ and Durango, the “OpCo Partners”). Each OpCo Partner also holds one share of our Class C common stock, $0.0001 par value per share (“Class C common stock”), for each common unit in Kinetik OpCo (“Common Units”). Each share of Class C common stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of Class A common stock and Class C common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”). Pursuant to the Third Amended and Restated Agreement of Limited Partnership of Kinetik OpCo (the “Kinetik OpCo LPA”), each holder of Common Units (other than us) generally has the right to cause Kinetik OpCo to redeem all or a portion of its Common Units in exchange for shares of Class A common stock or, at Kinetik OpCo’s option, an equivalent amount of cash; provided that we may, at our option, effect a direct exchange of cash or Class A common stock for such Common Units in lieu of such a redemption by Kinetik OpCo. Upon any redemption or exchange of Common Units, a corresponding number of shares of Class C common stock will be cancelled.

In addition, as the owner of the general partner interest in Kinetik OpCo, we intend to cause Kinetik OpCo to make pro rata distributions to all of its unitholders, including to us, in an amount sufficient to allow us to fund dividends to our stockholders, to the extent our board of directors declares such dividends.

Pursuant to a Dividend and Distribution Reinvestment Agreement, dated February 22, 2022 (the “DRIP Agreement”), certain of the OpCo Partners (the “Participating OpCo Partners”) were obligated to reinvest a certain portion of the distributions received with respect to their Common Units as well as a portion of the dividends received with respect to any shares of Class A common stock owned by them in shares of our Class A common stock pursuant to the Plan. The DRIP Agreement terminated automatically on March 8, 2024. The Participating OpCo Partners may choose to continue to participate in the Plan, but are no longer obligated to do so. The foregoing description of the DRIP Agreement is qualified in its entirety to the text of the DRIP Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Stock Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “KNTK”.

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 2700 Post Oak Blvd., Suite 300, Houston, Texas 77056. Our telephone number is (713) 621-7330.

Internet Address

Our internet address is www.kinetik.com. The contents of our internet website are not a part of, and are not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

About the Plan and this Offering

This prospectus relates to our offer and sale of up to 30,000,000 shares of our Class A common stock to eligible shareholders through the Plan. The purpose is to provide holders of record of the Company’s Class A common stock and the OpCo Partners with a simple and convenient method of reinvesting cash dividends on their shares or cash distributions on their Common Units, as applicable, in additional shares of the Company’s Class A common stock without payment of brokerage commissions or service charges. If you are a beneficial owner of our Class A common stock and you are participating through your broker, you should consult your broker to confirm there are no service fees charged by your broker.

Broadridge Corporate Issuer Solutions, LLC (“Broadridge” or the “Administrator”) is the Administrator of the Plan. The Administrator will purchase the Class A common stock under the Plan directly from the Company out of authorized but unissued shares or treasury shares.

The price of Class A common stock purchased under the Plan will be a dollar amount per share for each dividend payment date, as the case may be, equal to 97% of the volume-weighted average price per share of Class A common stock on the principal national securities exchange or automated or electronic quotation system on which shares of Class A common stock are then listed or admitted to trading, as reported by Bloomberg L.P., or its successor, for the five trading days immediately preceding, but excluding, the applicable dividend payment date.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the below risk factor and the risk factors incorporated by reference in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Plan

You will not know the price of the Class A common stock you are purchasing under the Plan at the time you elect to have your dividends reinvested, and you may not be able to direct the time or price at which the Class A common stock you hold is sold under the Plan.

The price of our Class A common stock may fluctuate between the time you decide to purchase Class A common stock under the Plan and the time of actual purchase. If an Enrollment Form is received by the Administrator on or before the record date for the payment of the next dividend, the dividend or distribution, as applicable, will be reinvested as of the dividend payment date. If an Enrollment Form is not received by the record date, reinvestment of dividends or distributions, as applicable, will not begin until the next following dividend payment date. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

Broadridge serves as the Administrator of the Plan. If you instruct the Administrator to sell Class A common stock under the Plan, you will not be able to direct the time or price at which the Class A common stock is sold. The price of our Class A common stock may decline between the time you decide to sell Class A common stock and the time of actual sale.

USE OF PROCEEDS

The proceeds from the sale of the newly issued shares and treasury shares of Class A common stock offered by this prospectus will be used for general corporate purposes. Pending any such uses, we may invest the net proceeds from the sale of any securities in interest-bearing short-term investments, including money market accounts.

DESCRIPTION OF THE PLAN

The following is a question-and-answer statement of the provisions of the Plan. The Plan will continue until the earlier of the date that all shares of Class A common stock registered under the Plan have been sold or the date we terminate the Plan.

Purpose and Advantages

1. What is the purpose?

The purpose is to provide holders of record of the Company’s Class A common stock and the OpCo Partners with a simple and convenient method of reinvesting cash dividends on their shares or cash distributions on their Common Units, as applicable, in additional shares of the Company’s Class A common stock without payment of brokerage commissions or service charges.

2. What are the advantages of the Plan?

In addition to eliminating brokerage commissions, service charges, fees and other expenses in connection with purchases under the Plan, participants achieve full investment for funds because the Plan permits fractional shares of Class A common stock to be credited to participants’ accounts. In addition, dividends in respect of such fractional shares of Class A common stock, as well as full shares of Class A common stock, are so credited. Regular statements of account are issued to provide simplified record keeping.

Eligibility

3. Who is eligible to participate in the Plan?

All holders of record of the Company’s Class A common stock and the OpCo Partners are eligible to participate in the Plan and may do so with respect to all or a portion of their shares of Class A common stock held or to be held in the record holder’s name, or Common Units, as applicable. Beneficial owners of the Company’s Class A common stock registered in a name other than their own, such as that of a broker, bank nominee or trustee, must first become holders of record of such shares of Class A common stock in order to participate directly in their own name or make arrangements with such party authorizing them to participate in the Plan on their behalf.

As a participant in the Plan:

•	Full Dividend Reinvestment: You may have cash dividends on all of your shares of Class A common stock or cash distributions on all of your Common Units, as applicable, automatically reinvested.

•

Partial Dividend Reinvestment: You may have cash dividends on less than all of your shares of Class A common stock or cash distributions on less than all of your Common Units, as applicable, automatically reinvested, while continuing to receive cash dividends on the other shares of Class A common stock or cash distributions on the other Common Units, as applicable. The minimal level for eligibility under the DRIP is set at no less than 20% of the dividends on Class A common stock.

If you choose partial dividend reinvestment, you can have your cash dividends or cash distributions, as applicable, deposited directly into your bank account instead of receiving a check by mail. To have your cash dividends or cash distributions, as applicable, deposited electronically, you may enroll online or complete and submit an Enrollment Form, copies of which may be obtained from the Administrator. Please allow 30 days from the date of the Administrator’s receipt of a properly submitted form for the direct deposit to be established. You may also change your designated bank account for direct deposit or discontinue this feature by logging into your account online, calling the Administrator or submitting a written notice to the Administrator at the address noted in Question No. 4 below.

Administration

4. Who administers the Plan for the participants and what are the responsibilities of the Administrator?

Broadridge is the Administrator of the Plan. Should Broadridge resign or be discharged, another Administrator would be appointed by the Company. The Administrator primarily receives participants’ dividends or distributions, as applicable, invests such funds in shares of the Company’s Class A common stock, holds such shares of Class A common stock in its or its nominee’s name as agent for the participants under the Plan, maintains records of participants’ accounts and advises participants as to all transactions in and the status of their accounts. All notices from the Administrator to a participant will be addressed to the participant’s last known address. Participants should notify the Administrator promptly of any change of address.

In performing its duties under the Plan, the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any failure to terminate a participant’s account upon the participant’s death prior to receipt of notice in writing of such death.

For information regarding the Plan, you may contact the Administrator in one of the following manners:

•	Contact Information

•	Email Contact: shareholder@broadridge.com.

•	Website: shareholder.broadridge.com/KNTK

•	Telephone:

•	Toll Free: 877-830-4936

•	International: 720-378-5591

•	Mail:

Regular	Mail

Broadridge Shareholder Services

Broadridge Corporate Issuer Solutions, LLC

PO Box 1342

Brentwood, NY 11717-0718

Overnight	Mail

Broadridge Shareholder Services

Broadridge Corporate Issuer Solutions, LLC

1155 Long Island Avenue

Edgewood, NY 11717-8309

ATN: IWS

•	Shareholder Instructions

•	Creating your online account:

1.	Go to our website: shareholder.broadridge.com/KNTK.

2.	At the top right of the homepage, click “Log in.”

3.	On the login page, click “Create Profile.”

4.	You would fill out ALL fields and then click Request PIN to complete the request.

5.	Once the information has been authenticated a PIN will be mailed to the address on record. PIN delivery may take up to ten business days due to processing and delivery via USPS first class mail.

6.	Once you receive the PIN in the mail, follow the instructions listed on the letter to access your account online.

7.	If you do not receive a PIN within 10 business days, contact us at 877-830-4936 (toll-free) or 720-378-5591 (international).

Participation

5. How does a shareholder or OpCo Partner become a participant?

A holder of record of the Company’s Class A common stock or OpCo Partner may join the Plan by signing an Enrollment Form and returning it to the Administrator. Enrollment Forms will be furnished upon request made to the Administrator.

6. What does the Enrollment Form provide and how may a participant change participation alternatives?

The Enrollment Form provides for the purchase of additional shares of our Class A common stock through the following investment options:

a.

Full Dividend Reinvestment. This alternative directs the investment, in accordance with the Plan, of the cash dividends on all shares of Class A common stock or cash distributions on all Common Units, as applicable, then or subsequently registered in your name and on all shares of Class A common stock then or subsequently held in your Plan account (including fractional shares).

b.

Partial Dividend Reinvestment. This alternative directs the investment, in accordance with the Plan, of the cash dividends on a portion of the shares of Class A common stock or cash distributions on a portion of the Common Units, as applicable, then or subsequently registered in your name or held in your Plan account. Under this alternative, you may either direct the investment of cash dividends on a specific number of shares of Class A common stock or Common Units, as applicable, or you may direct the investment of cash dividends on a specific percentage of shares of Class A common stock or Common Units, as applicable, registered in your name or shares of Class A common stock held in your Plan account (including fractional shares).

Holders of our Class A common stock or OpCo Partners may select either one of the dividend reinvestment alternatives. The cash dividends on shares of Class A common stock held for your account under the Plan will be reinvested in accordance with the Plan, including dividends on shares of Class A common stock purchased through reinvested dividends, unless you specify otherwise.

If you submit an Enrollment Form properly executed but with no investment alternative designated, you will be enrolled in the “Full Dividend Reinvestment” option of the Plan.

As a participant, you may change your investment alternatives at any time via the Internet, by telephone or requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question No. 4. If a properly submitted Enrollment Form changing the reinvestment of cash dividends or cash distributions, as applicable, is received before the record date for payment of the related cash dividend or distribution, the change generally will be effective on the related dividend payment date. If the Enrollment Form is received on or later than the record date for payment of the related cash dividend or distribution, the change generally will be put into effect on the next following dividend payment date.

7. When will dividends and distributions be reinvested?

Dividends and distributions will be reinvested as of each dividend payment date. If an Enrollment Form is received by the Administrator on or before the record date for the payment of the next dividend, the dividend or distribution, as applicable, will be reinvested as of the dividend payment date. If an Enrollment Form is not received by the record date, reinvestment of dividends or distributions, as applicable, will not begin until the next following dividend payment date.

Purchases

8. What is the source of the shares of Class A common stock purchased under the Plan?

The Administrator will purchase the Class A common stock under the Plan directly from the Company out of authorized but unissued shares or treasury shares.

9. How many shares of Class A common stock will be purchased for participants?

The number of shares of Class A common stock that will be purchased for each participant will depend on the amount of dividends or distributions, as applicable, to be reinvested in a participant’s account and the applicable purchase price of the Class A common stock (see Question No. 10). Each participant’s account will be credited with that number of shares of Class A common stock, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in Question No. 10 below.

10. At what price will shares of Class A common stock be purchased under the Plan?

The price of shares of Class A common stock purchased from the Company with reinvested cash dividends or cash distributions, as applicable, will be a dollar amount per share for each dividend payment date, as the case may be, equal to 97% of the volume-weighted average price per share of Class A common stock on the principal national securities exchange or automated or electronic quotation system on which shares of Class A common stock are then listed or admitted to trading, as reported by Bloomberg L.P., or its successor, for the five trading days immediately preceding, but excluding, the applicable dividend payment date.

It should be recognized that since investment prices are determined as of particular dates, a participant loses any advantage otherwise available from being able to select the timing of investments.

Costs

11. What costs do participants pay?

Participants will incur no brokerage commissions or other charges for purchases made under the Plan. However, there are fees for certain other services such as when a participant withdraws from the Plan and directs the Administrator to sell the shares of Class A common stock held in the participant’s account (see Question No. 16). With these exceptions, all costs in connection with the Plan are paid by the Company.

Reports to Participants

12. What reports are sent to participants in the Plan?

Each participant in the Plan receives a statement of such participant’s account quarterly that provides a record of all current transactions and should be retained for income tax purposes. In addition, each participant in the Plan (including OpCo Partners) will be sent the same communications sent to every holder of Company Class A common stock, including the Company’s Annual Reports, the Notice of Annual Meeting and Proxy Statement and income tax information for reporting dividends paid.

Certificates for Shares of Class A Common Stock

13. Are certificates issued to participants for shares of Class A common stock purchased under the Plan?

Shares of Class A common stock purchased under the Plan are registered in the name of the Administrator, or its nominee, as agent for the participants in the Plan, and certificates for such shares are not delivered to participants. The number of shares of Class A common stock credited to an account under the Plan is shown on the participant’s statement. Participants are thus protected against loss, theft or destruction of stock certificates.

Withdrawal of Shares of Class A Common Stock in Plan Accounts

14. How may a participant withdraw shares of Class A common stock purchased under the Plan?

A participant may withdraw all or a portion of the shares of Class A common stock credited to the participant’s account by notifying the Administrator to that effect and specifying in the notice the number of shares of Class A common stock to be withdrawn, or by completing and returning the form contained within the participant’s statement of account. This notice or form should be mailed to the Administrator at the address shown in Question No. 4 above. Any notice of withdrawal received after a dividend record date will result in the dividends paid for such record date to be paid in cash, which amounts will be included in the check issued in connection with the withdrawal. Such dividends will not be reinvested. Any fractional interest withdrawn will be liquidated by the Administrator on the basis of the then current market value of the Class A common stock and a check will be issued for the proceeds thereof. Alternatively, you may choose to sell your shares of Class A common stock through a broker of your choice, in which case you would request that the Administrator electronically transfer your shares of Class A common stock to your broker through the Direct Registration System.

15. What is the effect on a participant’s Plan account if the participant withdraws all of the whole shares held in the account but does not terminate the account?

Dividends on shares of Class A common stock participating in the Plan held of record by the participant and on the fractional share remaining in the account would continue to be invested under the Plan in additional shares of Class A common stock. However, the Company has the right at its discretion to terminate any account which has less than five shares of Class A common stock remaining in the participant’s Plan account.

Sale of Shares of Class A Common Stock

16. What procedures should be followed if a participant wishes to sell shares of Class A common stock?

If you are a registered holder of our Class A common stock and you are directly participating in the Plan, you can sell your Class A common stock at any time by contacting the Administrator. As further described below, sales may be executed as market orders, day limit orders or batch orders. Your sale request will be processed, and your Class A common stock will, subject to market conditions and other facts, generally be sold within five business days of receipt and processing of your request. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sale or issuance requests. All requests are final. The Administrator will mail a check to you (less applicable sales fees) on the settlement date, which is one business day after your Class A common stock have been sold. Please allow an additional five to seven business days from the settlement date to receive your check.

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales can be initiated through our website by logging into your shareholder account or by contacting the Administrator by telephone. Market order sale requests will be submitted to a registered broker-dealer utilized by the Plan promptly upon receipt during market hours (normally 9:30AM to 4:00PM Eastern Time). Any orders received during the hours that the market is not open, will be submitted to a registered broker-dealer utilized by the Plan promptly the next business day when the market is open. All market orders are considered irrevocable upon final submission of the order and cannot be cancelled. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day resulting in no sale of such shares. To determine if shares were sold, a participating shareholder should access their account online at our website or by contacting the Administrator. If the market order sale was not filled and a participating shareholder still wants the shares sold, a sale request will need to be resubmitted. The price will be the market price of the sale obtained by the broker-dealer utilized by the Plan. Market order requests submitted to the Administrator outside of market hours (market hours are normally 9:30AM to 4:00PM Eastern Time), will be forwarded to the registered broker-dealer utilized by the Administrator on the next business day once the market has opened. The Administrator, does not have control over, nor guarantee, the date, time, or pricing associated with any shares that are sold through the Plan. All sale orders are submitted as All-or-None (AON) orders and, depending on market conditions, the order may not be included in market open trades and/or not executed at all. Each market order sale will incur a flat administrative fee to the Administrator per transaction request. In addition, there is a brokerage commission fee per share sold (no portion of which will be retained by or forwarded to the Administrator).

Day Limit Order: A day limit order is an order to sell securities when and if the stock reaches a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of the trading day (or, for orders placed after-market hours, the next business day the market is open). All limit orders are considered irrevocable upon final submission of the order and cannot be cancelled within market trading hours. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day resulting in no sale of such shares. Should you submit a limit order that falls under the current trading price at the time of receipt by the broker-dealer utilized by the Plan, there is a chance the order will be cancelled upon receipt if it exceeds certain pricing thresholds meant to protect you from erroneous entries. Please check your account transaction upon the submission of any limit orders submitted to ensure it was received and accepted. The order may be cancelled by the applicable stock exchange or by the broker engaged by the Administrator due to certain restrictions. Each day limit order sale will incur a flat administrative fee to the Administrator per transaction request. In addition, there is a brokerage commission fee per share sold (no portion of which will be retained by or forwarded to the Administrator). All sale orders are submitted as All-or-None (AON) orders.

Batch Order: The Administrator will automatically treat all sale requests received in writing as batch order sales requests. Individuals participating in the Plan should be aware that the share price may fluctuate between the time your transaction request is received and the time the transaction is affected on the open market. This price risk will be borne solely by you. The Administrator may, but is not obligated to, accept written requests to revoke transaction requests. Please be aware that all sales options may always not be available, and options are pending availability at the Administrator.

Alternatively, you may choose to withdraw your Class A common stock from your Plan account and sell them through a broker of your choice, in which case you would have to request that the Administrator electronically transfer your Class A common stock to the broker through the Direct Registration System.

If you are a beneficial owner of our Class A common stock and you are participating in the Plan through your broker, you should contact your broker to sell your Class A common stock.

Following each sale of shares of Class A common stock through the Plan, a participant will receive a check with an information stub from the Administrator showing the date of sale, number of shares sold and sale price. As with other Plan statements received, participants should retain these sale information stubs for their tax records. All 1099-B forms will be issued and mailed by the end of the tax year. Proceeds from each sale of shares of Class A common stock through the Plan will be remitted to the participant less brokerage commissions and applicable handling fees.

Discontinuation of Dividend Reinvestment

17. How does a participant discontinue participation under the Plan?

A participant may discontinue participation under the Plan by notifying the Administrator in writing to that effect, or by completing and returning the form contained within the participant’s statement of account. Any notice of discontinuation received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares of Class A common stock purchased have been credited to the participant’s account. In addition, the participant may request the Administrator to sell all shares of Class A common stock held in the participant’s account. Upon such request, the Administrator will sell the shares of Class A common stock in the open market as soon as practicable and pay the participant the proceeds of the sale less any applicable brokerage commissions, transfer taxes and other costs (see Question No. 16). Alternatively, you may choose to sell your shares of Class A common stock through a broker of your choice, in which case you would request that the Administrator electronically transfer your shares of Class A common stock to your broker through the Direct Registration System.

Other Information

18. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering with respect to Class A common stock?

Any shares resulting from a stock dividend or stock split with respect to Class A common stock (whole shares and any fractional interest) in a participant’s account will be credited to such account. The basis for any rights offering will include the shares of Class A common stock and any fractional interest credited to a participant’s account. The number of shares of Class A common stock subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and like changes.

19. How will the shares of Class A common stock credited to a participant’s account be voted at a meeting of the Company’s shareholders?

If on a record date for a meeting of the Company’s shareholders there are shares credited to a participant’s account under the Plan, the participant will be sent proxy material for such meeting. A participant will be entitled to vote all shares of Class A common stock registered in the participant’s name, if any, as well as shares held by the Administrator for the account of the participant. The participant may vote by proxy or in person at any such meeting.

20. May the Plan be modified or discontinued?

The Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. The Company will endeavor to notify participants of any such suspension, termination or modification, but the absence of notification will not affect the effectiveness of the suspension, modification or termination. In addition, the Company may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto. Any such rules, procedures, interpretations and determinations shall be final and binding.

21. What are the generally applicable U.S. federal income tax considerations of participating in the Plan?

The following summary describes certain U.S. federal income tax considerations generally applicable to a U.S. person (a “U.S. participant”) participating in the Plan with respect to distributions made in respect of shares of Class A common stock as of the date hereof. However, this summary does not reflect every situation that could result from participation in the Plan, nor does it address the tax implications of your ownership of shares of Class A common stock unrelated to the Plan. In addition, this summary applies only to U.S. participants (except where explicitly noted) and does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. participant subject to special treatment under the U.S. federal income tax laws, including if you are a dealer in securities or currencies, a financial institution, a regulated investment company, a tax-exempt entity, an insurance company, a person holding shares of the Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a person liable for alternative minimum tax, a person required to accelerate the recognition of any item of gross income with respect to shares of Class A common stock as a result of such income being recognized on an applicable financial statement, a person who is a “foreign government” within the meaning of Section 892 of the Internal Revenue Code of 1986, as amended (the “Code”), an investor in a pass-through entity or a person whose “functional currency” is not the U.S. dollar. The summary below also does not address the effects of the 3.8% tax on net investment income, alternative minimum tax, gift tax or state, local, or non-U.S. tax laws. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of participating in the Plan that are different from those discussed below. The summary below is not intended to be, and should not be construed to be, legal or tax advice to any particular participant in the Plan. You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Dividend Income

Under IRS rulings in connection with similar plans, dividends reinvested pursuant to the Plan will be treated for U.S. federal income tax purposes as taxable to you notwithstanding that the dividends are reinvested in Class A common stock. Under these rulings, a U.S. participant in the Plan generally is treated for U.S. federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the sum of (a) the fair market value of the shares of Class A common stock received pursuant to the Plan, (b) a pro rata share of any brokerage commissions paid by us in connection with the purchase of our Class A common stock by our Administrator, and (c) any cash distributions actually received with respect to your shares of Class A common stock, if any. Such distributions will generally be treated as dividends to the extent paid out of our “earnings and profits” (determined under U.S. federal income tax principles). To the extent that a distribution exceeds our “earnings and profits,” it is deemed to be a return of capital and will reduce your basis in shares of our Class A common stock, but not below zero. To the extent a distribution exceeds your basis, it is treated as a capital gain.

Tax Basis of Shares

The tax basis of shares of Class A common stock purchased with reinvested dividends pursuant to the Plan generally will be equal to the sum of (a) the fair market value of the shares of Class A common stock on the dividend payment date and (b) a pro rata share of any brokerage fees paid by us.

The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares of Class A common stock sold. However, participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Administrator. In general, participants may designate their preference for “specific identification” cost basis or their preference for the “average basis method” at any time.

Holding Period of Shares

The holding period of any shares of Class A common stock purchased with reinvested dividends pursuant to the Plan, for purposes of determining whether any gain or loss on sale will be a long-term capital gain or loss, begins on the day after the relevant dividend payment date.

Gains and Losses from the Sale of Shares

A U.S. participant in the Plan will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. A U.S. participant will, however, generally realize a gain or loss at the time your shares of Class A common stock are sold by the Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss will be based on the difference between the amount you receive for the shares of Class A common stock, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your tax basis in the shares. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan or the Plan’s termination. The amount of such a gain or loss will be the difference between the amount which you receive for your fractional shares and your tax basis in such shares. All participants in the Plan should consult their tax advisor as to the consequences of a sale of shares in view of their particular circumstances.

IRS Reports

The Administrator reports dividend income to participants and the IRS on Form 1099-DIV and may report income in the amount of any brokerage commissions or other fees paid by us on your behalf on Form 1099-MISC. The Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B. For non-resident aliens or foreign corporations, partnerships or other entities, the Administrator will report dividend income to the selling participants and the IRS on Form 1042-S.

Dividends Subject to Withholding

Reinvested dividends may be subject to U.S. federal backup withholding tax. In addition, if you are a non-resident alien or a foreign corporation, partnership or other entity, your dividends may be subject to U.S. federal withholding tax. In any case in which U.S. federal taxes are required to be withheld, the amount reinvested on your behalf by the Administrator will be reduced by the amount of such tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the holder’s dividend income.

The foregoing is only a summary of the U.S. federal income tax consequences of participation in the Plan and does not constitute tax advice. This summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, participants are advised to consult their tax advisors concerning the tax consequences applicable to their particular situation.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of the Class A common stock is not intended to be a complete summary of the rights and preferences of such securities and is subject to and qualified by reference to our Charter and our bylaws, and applicable Delaware law, including Delaware General Corporation Law (the “DGCL”). We urge you to read our Charter and our bylaws in their entirety for a complete description of the rights and preferences of the Class A common stock.

Authorized Capital Stock

Our authorized capital stock consists of: (i) 1,500,000,000 shares of Class A common stock; (ii) 1,500,000,000 shares of Class C common stock; and (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in our Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution, or winding up of the Company, our Class A stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than us) only if, and only to the extent permitted by Kinetik OpCo LPA, such holder also simultaneously transfers an equal number of such holder’s common units representing limited partner interests in Kinetik OpCo to such transferee in compliance with the Kinetik OpCo LPA. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration, or repeal of any provision of our Charter that would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class C common stock. Holders of Class C common stock are not entitled to any dividends and are not entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs.

Preferred Stock

Our Charter provides that up to 50,000,000 shares of Preferred Stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, or relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Dividends

Holders of Class A common stock are entitled to receive ratable dividends when, as, and if declared by our board of directors out of funds legally available therefor. Holders of Class C common stock are not entitled to any dividends from the Company.

Our Transfer Agent

The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, LLC. We have agreed to indemnify Broadridge Corporate Issuer Solutions, LLC in its roles as transfer agent, its agents and each of its affiliates, consultants, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or after the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our Charter provides that at any time when any stockholder beneficially owns, in the aggregate, at least 10% in voting power of our Common Stock entitled to vote generally in the election of directors, special meetings of the stockholders for any purpose or purposes shall also be called by or at the direction of our board of directors or the Chairman of our board of directors at the request of such stockholder.

Action by written consent

Unless otherwise provided in the Charter and subject to the terms of any preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the DGCL.

Listing of Securities

Our shares of Class A common stock are listed on the New York Stock Exchange under the symbol “KNTK.”

PLAN OF DISTRIBUTION

The shares of Class A common stock that participants acquire under the Plan will be newly issued shares or treasury shares sold directly by the Company through the Plan. As stated elsewhere in this prospectus, the Company will pay any brokerage fees or commissions for shares purchased under the Plan.

Persons who acquire shares of the Company’s Class A common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. The Company will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant in the Plan, nor will the Company enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of the Company’s Class A common stock so purchased.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s Class A common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements of Kinetik Holdings Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Permian Highway Pipeline LLC as of December 31, 2023 and for the year ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Permian Highway Pipeline LLC as of and for the year ended December 31, 2022 incorporated by reference in this Prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities. All amounts are estimates except the SEC registration fee.

SEC registration fee	$92,385	*
Legal fees and expenses	30,000
Accounting fees and expenses	65,000
Printing expenses	6,500
Other	1,115

Total	$195,000

*	Paid at time of filing of the Original Registration Statement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our officers and directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as officers or directors, unless they: violated their duty of loyalty to us or our stockholders; acted in bad faith; knowingly or intentionally violated the law; with respect to any director, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; derived an improper personal benefit from their actions as officers or directors; or, with respect to any officer, in any action by or in the right of us.

Our bylaws permit us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with certain of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit Number	Description

3.1*	Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

3.2*	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc. (incorporated by reference toExhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2023).

3.3*	Amended and Restated Bylaws of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.1*	Amended and Restated Stockholders Agreement, dated as of October 21, 2021, by and among Kinetik Holdings Inc., APA Corporation, Apache Midstream LLC, New BCP Raptor Holdco, LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and BCP Raptor Holdco, LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.2*	Second Amended and Restated Registration Rights Agreement, dated as of February 22, 2022, by and among Kinetik Holdings Inc., Apache Midstream LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and the other holders party thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.3*	Registration Rights Agreement, dated as of June 24, 2024, by and among Kinetik Holdings Inc. and Durango Midstream LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2024).

4.4*	Indenture, dated June 8, 2022, by and among Kinetik Holdings Inc., as parent, Kinetik Holdings LP, as issuer, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2022).

4.5*	Form of 5.875% Senior Notes Due 2030 (included in Exhibit 4.3) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 14, 2022).

4.6*	Indenture, dated December 6, 2023, by and among Kinetik Holdings Inc., Kinetik Holdings LP and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 6, 2023).

4.7*	Form of 6.625% Sustainability-Linked Senior Notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 6, 2023).

5.1	Opinion of Vinson & Elkins L.L.P.

10.1*	Third Amended and Restated Agreement of Limited Partnership, dated as of October 21, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

10.2*	Dividend and Distribution Reinvestment Agreement, dated February 22, 2022, by and among Kinetik Holdings Inc., Kinetik Holdings LP, APA Corporation, Apache Midstream LLC, Buzzard Midstream LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP and each of the other parties set forth on the signature pages thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP (Kinetik Holdings Inc.).

23.3	Consent of KPMG LLP (Permian Highway Pipeline LLC).

23.4	Consent of BDO USA, P.C. (Permian Highway Pipeline LLC)

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107*	Filing fee table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-3, filed on April 4, 2022).

*	Previously filed.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 12, 2024.

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jamie Welch and Todd Carpenter, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jamie Welch Jamie Welch	Chief Executive Officer, President and Director (Principal Executive Officer)	July 12, 2024

* Steven Stellato	Executive Vice President, Chief Accounting and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2024

* David I. Foley	Director	July 12, 2024

* John-Paul Munfa	Director	July 12, 2024

* Elizabeth P. Cordia	Director	July 12, 2024

/s/ Jesse Krynak Jesse Krynak	Director	July 12, 2024

Name	Title	Date

/s/ William Ordemann William Ordemann	Director	July 12, 2024

* Laura A. Sugg	Director	July 12, 2024

* Kevin S. McCarthy	Director	July 12, 2024

/s/ Deborah Byers Deborah Byers	Director	July 12, 2024

* D. Mark Leland	Director	July 12, 2024

/s/ Michael A. Kumar Michael A. Kumar	Director	July 12, 2024

* By: /s/ Jamie Welch Jamie Welch, Attorney-in-Fact